Exhibit 99.1

    SUPERCONDUCTOR TECHNOLOGIES CLOSES $12.5 MILLION DIRECTED PUBLIC OFFERING

     SANTA BARBARA, Calif., Aug. 16 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI") announced today that it has closed the sale of $12.5 million of common stock and warrants in a registered direct offering. Under the terms of the transaction, STI sold 17,123,288 shares of common stock and 3,424,658 warrants to purchase common stock to a select group of institutional investors. The offering generated net proceeds of $11.4 million. SG Cowen & Co., LLC acted as exclusive placement agent for the offering.

     STI is also granted each investor an option for 90 business days to purchase at the same price an additional amount of the purchased securities (common stock and warrants) equal to 20 percent of their initial purchase. If investors exercise all of the options, STI would receive an additional $2.5 million of gross proceeds (for total gross proceeds of $15.0 million) and sell an additional 3,424,658 shares of common stock and warrants to purchase 684,932 shares of common stock. If all options are exercised, STI estimates it would generate additional net proceeds of approximately $2.3 million at a second closing in December.

     STI sold the shares under its existing shelf registration statement on Form S-3 and filed a prospectus supplement with the SEC dated August 10, 2005 for this offering. This press release is neither an offer to sell nor the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. The offering may be made only by means of the prospectus supplement and the accompanying prospectus. The prospectus supplement and accompanying prospectus are available at www.sec.gov or from Martin S. McDermut, Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, CA 93111.

     About Superconductor Technologies Inc. (STI)
     Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs.

     SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

     Safe Harbor Statement
     The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words.

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Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. Other factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K. The Form 10-K is available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

     Contact
     For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
     -0-                             08/16/2005
     /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
     /First Call Analyst: /
     /FCMN Contact: /
     /Web site:  http://www.suptech.com/